UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2021

INSTRUCTURE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40647	84-4325548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 SOUTH 3000 EAST SUITE 700 SALT LAKE CITY, UTAH	84121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	INST	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement

On October 29, 2021, Instructure Holdings, Inc. (the “Company”) and certain of its subsidiaries entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein, governing the Company’s senior secured credit facilities (the “Senior Secured Credit Facilities”), consisting of a $500.0 million senior secured term loan facility (the “Senior Term Loan”) and a $125.0 million senior secured revolving credit facility (the “Senior Revolver”). The proceeds from the new Senior Secured Credit Facilities will be used, in addition to cash on hand, (1) to refinance, in full, all existing indebtedness under the Credit Agreement, dated as of March 24, 2020, by and among Instructure Intermediate Holdings III, LLC, Instructure Holdings, LLC and certain of its subsidiaries, Golub Capital Markets LLC, as administrative agent, and the lenders named therein (the “Refinancing”), (2) to pay certain fees and expenses incurred in connection with the entry into the Credit Agreement and the Refinancing, and (3) to finance working capital needs of the Company and its subsidiaries for general corporate purposes.

The Senior Term Loan has a seven-year maturity and the Senior Revolver has a five-year maturity. The Credit Agreement provides that the Company may make one or more offers to the lenders, and consummate transactions with individual lenders that accept the terms contained in such offers, to extend the maturity date of the lender’s term loans and/or revolving commitments, subject to certain conditions, and any extended term loans or revolving commitments will constitute a separate class of term loans or revolving commitments.

All of the Company’s obligations under the Senior Secured Credit Facilities are guaranteed by the subsidiary guarantors named therein (the “Subsidiary Guarantors”). Pursuant to (1) the Security Agreement, dated as of October 29, 2021, among the Company, the Subsidiary Guarantors and JPMorgan Chase Bank, N.A., as administrative agent, and (2) the Guaranty, dated as of October 29, 2021, among the Company, the Subsidiary Guarantors and JPMorgan Chase Bank, N.A. as administrative agent, subject to certain exceptions, the obligations under the Senior Secured Credit Facilities are secured by a pledge of 100% of the capital stock of certain domestic subsidiaries owned by the Company and a security interest in substantially all of the Company’s tangible and intangible assets and the tangible and intangible assets of each Subsidiary Guarantor.

The Senior Revolver includes borrowing capacity available for letters of credit. Any issuance of letters of credit will reduce the amount available under the Senior Revolver. Upon closing, there were no borrowings drawn under the Senior Revolver.

At the Company’s option, the Company may add one or more new term loan facilities or increase the commitments under the Senior Revolver or request to add one or more series of junior lien term loans or notes, subordinated term loans or notes or senior unsecured term loans or notes in an unlimited amount so long as certain conditions, including compliance with the applicable financial covenants for such period (on a junior or unsecured basis), in each case on a pro forma basis, are satisfied.

Borrowings under the Senior Secured Credit Facilities bear interest at the Applicable Rate, plus, at the Company’s option: (i) a Base Rate equal to the greater of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the administrative agent as its “prime rate,” (c) a Eurocurrency Rate for such date plus 1.00% and (d) 1.00%; or (ii) the Eurocurrency Rate (provided that the Eurocurrency Rate applicable to the Senior Term Loan shall not be less than 0.50% per annum) as set forth below.

The Applicable Rate for the Senior Term Loan and the Senior Revolver are as follows:

•	A percentage per annum equal to, with respect to the Senior Term Loan, 2.75% per annum for Eurocurrency Rate Loans and 1.75% per annum for Base Rate Loans.

•	A percentage per annum equal to, with respect to the Senior Revolver:

Pricing Level	Consolidated First Lien Net Leverage Ratio	Eurocurrency Rate Loans, SONIA Loans and Alternative Currency Term Rate Loans	Base Rate Loans
1	Greater than 2.00:1.00	2.50%	1.50%
2	Equal to or less than 2.00:1.00 and greater than 1.00:1.00	2.25%	1.25%
3	Equal to or less than 1.00:1.00	2.00%	1.00%

The Company is also required to pay an unused commitment fee to the lenders under the Senior Revolver at the Applicable Commitment Fee (as set forth below) of the average daily unutilized commitments. The Company must also pay customary letter of credit fees, including a fronting fee as well as administration fees.

Pricing Level	Consolidated First Lien Net Leverage Ratio	Applicable Commitment Fee
1	Greater than 2.00:1.00	0.50%
2	Equal to or less than 2.00:1.00 and greater than 1.00:1.00	0.45%
3	Equal to or less than 1.00:1.00	0.40%

The Credit Agreement requires the Company to make mandatory prepayments, subject to certain exceptions, with: (i) 50% of excess cash flow, subject to certain exceptions and thresholds; provided, that the prepayment percentage may be reduced to 25% or 0% based on the Company’s Consolidated First Lien Net Leverage Ratio, (ii) 100% of net cash proceeds of all non-ordinary course assets sales or other dispositions of property or casualty events, subject to certain exceptions and thresholds; provided, that the prepayment percentage may be reduced to 50% or 0% based on the Company’s Consolidated First Lien Net Leverage Ratio, and (ii) 100% of the net cash proceeds of any debt incurrence, other than debt permitted under the Credit Agreement. Commencing June 30, 2022, the Company is required to repay the Senior Term Loan portion of the Senior Secured Credit Facilities in quarterly principal installments of 0.25% of the aggregate original principal amount of the Senior Term Loan at closing, with the balance payable at maturity.

The Credit Agreement contains a financial covenant solely with respect to the Senior Revolver. If the outstanding amounts under the Senior Revolver exceed 35% of the aggregate amount of the Senior Revolver commitments, the Company is required to maintain at the end of each fiscal quarter, commencing with the quarter ending June 30, 2022, a Consolidated First Lien Net Leverage Ratio of not more than 7.75 to 1.00.

The Credit Agreement also contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability and the ability of its subsidiaries to: (i) incur additional indebtedness; (ii) create liens on assets; (iii) engage in mergers or consolidations; (iv) sell assets; (v) pay dividends and distributions or repurchase the Company’s capital stock; (vi) make investments, loans or advances; (vii) repay certain junior indebtedness; (viii) engage in certain transactions with affiliates; (ix) enter into sale and leaseback transactions; (x)

amend material agreements governing certain of the Company’s junior indebtedness; (xi) change the Company’s lines of business; (xii) make certain acquisitions; and (xiii) limitations on the letter of credit cash collateral account. The Credit Agreement contains customary affirmative covenants and events of default.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” with respect to the Refinancing is incorporated into this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” with respect to the Senior Secured Credit Facilities is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description

10.1*	Credit Agreement, dated as of October 29, 2021, by and among Instructure Holdings, Inc. and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

*	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTRUCTURE HOLDINGS, INC.
Date: November 1, 2021
	By:	/s/ Matthew A. Kaminer
	Name:	Matthew A. Kaminer
	Title:	Chief Legal Officer